INSTRUMENT OF ACCESSION AND AMENDMENT

This Instrument of Accession and Amendment ("Instrument and Amendment") to that certain Participation Agreement (the "Participation Agreement"), Administrative Services Agreement (the "Trust Services Agreement"), and that certain PIMCO Administrative Services Agreement (the "PIMCO Services Agreement"), each dated as of March 9, 2009, and each as amended, as well as any other agreements between or among the parties hereto (collectively, the "Agreements") as consistent with the intent of this Instrument and Amendment, is made as of August 29, 2012, by and among (as the case may be) Principal Life Insurance Company (the "Company"), Principal National Life Insurance Company (the "NY Company"), PIMCO Variable Insurance Trust (the "Trust"), PIMCO Investments LLC ("PI"), and Pacific Investment Management Company, LLC ("PIMCO").

WHEREAS, certain of the Agreements were amended pursuant to one or more documents entitled "Amendment and Agreement," dated October 22, 2010, by and among Allianz Global Investors Distributors, LLC ("AGID"), PI and the Company, in order to replace AGID with PI as a party to the Agreement effective as of the date on which PI began acting as the Trust's principal underwriter;
WHEREAS, PI began acting as the Trust's principal underwriter on February 14, 2011; WHEREAS, the Company, the Trust, PI and PIMCO desire to add the NY Company as a party to the Agreements; and

WHEREAS, the Company, the Trust, PI and the NY Company desire to amend Schedule
A to the Participation Agreement to include a separate account of the NY Company;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto intending to be legally bound agree as follows:

1. Instrument of Accession. The NY Company hereby agrees to become a party to and be bound by each of the Agreements. Accordingly, this Instrument of Accession shall take effect and shall become an integral part of and the NY Company shall become a party to and be bound by each of such Agreements immediately upon execution hereof.

2.     Amendments.

(a)     With respect to the Participation Agreement, "Company" shall mean the
Company and/or the NY Company, as applicable.

(b)     Article III of the Participation Agreement is hereby amended by adding the following Section 3.7 to provide for delivery of summary prospectuses:

"3.7.     Summary Prospectuses.

(i)     Definitions. For purposes of this Section 3.7, the terms "Summary Prospectus" and "Statutory Prospectus" shall have the same meaning ascribed to them in Rule 498 of the 1933 Act ("Rule 498").

(ii) Obligations of the Fund.

(1) The Fund shall provide the Company with copies of Summary Prospectuses in the same manner and at the same time as the Agreement requires it to provide the Company with Statutory Prospectuses.

(2) The Fund shall be responsible for compliance with Rule 498(e).

(3) The Fund agrees that the URL indicated on each Summary Prospectus will lead directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and Portfolio documents required to be posted in compliance with Rule 498. The Fund agrees that the web landing page used for hosting Summary Prospectuses will not contain any materials for any variable or fixed annuity insurance product.

(4) At the Company's request, the Fund will provide the Company with URLs to the current Fund and Portfolio documents for use with Company's electronic delivery of Fund and Portfolio documents, or on the Company's website, and the Company shall not alter, in any way, such documents. The Fund will be responsible for ensuring the integrity of the URLs and for maintaining the Fund and Portfolio documents on the website to which such URLs originally navigate.

(5) Provided that the immediately following representations, warranties and covenants are and continue to be true, the Company shall be permitted, but not required, in its sole discretion, to post a copy of the Portfolio's Statutory Prospectuses and/or Summary Prospectuses, statements of additional information, supplements, annual reports, and semi-annual reports on the Company's website. The Company represents, warrants and covenants to the Fund and the Underwriter that the Company maintains (and will cause its agents, service providers and sub-contractors to maintain) written policies and procedures that are reasonably designed to ensure that the Portfolio's then current Summary Prospectus, Statutory Prospectus, and SAI, including any supplements thereto, and the Portfolio's most recent annual report and semi-annual report are posted to the Company's website, and that any non-current Statutory Prospectus, Summary Prospectus and SAI, including any supplements thereto, are promptly removed. Notwithstanding the foregoing, the Fund shall be and remain solely responsible for ensuring that the Fund complies with the requirements for hosting these documents under Rule 498.

(6) If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will use its best efforts to provide the Company with reasonable advance notice of its intent.

(iii)     Representations and Warranties of the Fund.

(1) The Fund represents and warrants that the Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios.

(2) The Fund represents and warrants that the web site hosting of the Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

(3) The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(l) involving requests for additional Fund documents made directly to the Fund or one of its affiliates. The Fund further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

(4) The Fund represents and warrants that it will use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

(iv)     Representations and Warranties of the Company.

(1) The Company represents and warrants that it will be responsible for compliance with the provisions of 498(f)(l) involving requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

(2) The Company represents and warrants that any binding together and delivery of Summary Prospectuses and/or Statutory Prospectuses will be in compliance with Rule 498, including, in particular, paragraphs (c) and (f)(l) (with respect to requests made directly to the Company or one of its affiliates).

(v) The parties agree that the Company is not required to distribute Summary Prospectuses to Contract owners, but rather that the use of Summary Prospectuses will be at the Company's discretion. The Company agrees that it will give the Fund reasonable advance notice of its intended use of Summary Prospectuses or Statutory Prospectuses.

(c) Schedule A to the Participation Agreement is hereby amended to include under the caption "Segregated Asset Accounts" that certain separate account of the NY Company designated as "Principal National Life Insurance Company Variable Life Separate Account."

3.     Miscellaneous.

(a) This Instrument and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(b) Except as expressly provided herein, the Agreements shall remain in full force and effect in accordance with their terms.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Instrument and Amendment to be executed as of the date first written above.

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Product Mgmt

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Product Mgmt

PIMCO VARIABLE INSURANCE TRUST
By: /s/Eric. D. Johnson
Name: Eric D. Johnson
Title: Vice President

PIMCO INVESTMENTS, LLC

By: /s/Steven B. Plump
Name: Steven B. Plump
Title: Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC

By: /s/Jonathan D. Short
Name: Jonathan D. Short
Title: Head of U.S. Global Wealth Management